As filed with the Securities and Exchange Commission on April 16, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alamar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	36-4899036
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

47071 Bayside Parkway

Fremont, California 94538

(510) 626-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yuling Luo, Ph.D.

Founder, Chairman and Chief Executive Officer

Alamar Biosciences, Inc.

47071 Bayside Parkway

Fremont, California 94538

(510) 626-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristin VanderPas Charles S. Kim Dave Peinsipp Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, California 94111 (415) 693-2000	Timothy “Tod” White President 47071 Bayside Parkway Fremont, California 94538 (510) 626-9888	Nathan Ajiashvili Ross McAloon B. Shayne Kennedy Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (333-294697)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by Alamar Biosciences, Inc. (the “Registrant”), for the sole purpose of increasing the aggregate number of shares of common stock offered and registered by the Earlier Registration Statement (as defined below) by 2,156,250 shares, 281,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-294697), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 16, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-294697), originally filed with the Securities and Exchange Commission on March 27, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on April 16, 2026.

ALAMAR BIOSCIENCES, INC.

By:	/s/ Yuling Luo, Ph.D.
Yuling Luo, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Yuling Luo, Ph.D. Yuling Luo, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2026

/s/ Justin McAnear Justin McAnear	Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2026

* Rebecca Chambers	Director	April 16, 2026

* Shiping Chen, Ph.D.	Director	April 16, 2026

* Nicholas Naclerio, Ph.D.	Director	April 16, 2026

* Ian Ratcliffe	Director	April 16, 2026

* Frank R. Witney	Director	April 16, 2026

*By:	/s/ Yuling Luo, Ph.D.
Yuling Luo, Ph.D.
Attorney-in-Fact